13215 Bee Cave Pkwy, Suite B-300, Austin, TX 78738
Telephone: 512-538-2300 Fax: 512-538-2333
www.shpreit.com

NEWS RELEASE
SUMMIT HOTEL PROPERTIES REPORTS SECOND QUARTER 2024 RESULTS
Net Income Increases to $30.8 Million for Second Quarter 2024
Adjusted EBITDAre Grows 6% to Reach All-Time Quarterly Record High of $55.9 Million
Adjusted FFO Increases 10% to $0.29 per Share

Austin, Texas, July 29, 2024 - - - Summit Hotel Properties, Inc. (NYSE: INN) (the “Company”), today announced results for the three and six months ended June 30, 2024.

“We are pleased with our strong second quarter financial results as year-over-year RevPAR growth of 3.4% in our pro forma portfolio exceeded the national average for the thirteenth consecutive quarter. Our top line results were driven by strong group demand growth, the continued recovery of business transient travel and our outsized exposure to urban markets. Continued successful expense management drove pro forma hotel EBITDA margin expansion of 120 basis points and Adjusted EBITDAre and Adjusted FFO grew 6% and 10%, respectively year-over-year,” said Jonathan P. Stanner, the Company’s President and Chief Executive Officer. “During the quarter we closed on the previously announced sale of three hotels for $84 million, a continuation of our balance sheet deleveraging efforts which have improved the overall quality of our portfolio, eliminated significant near-term capital needs, and better positioned the Company for future growth,” continued Mr. Stanner.

Second Quarter 2024 Summary

•Net Income: Net income attributable to common stockholders was $30.8 million, or $0.23 per diluted share, compared to a net loss of $0.8 million, or $0.01 per diluted share, for the second quarter of 2023.

•Pro forma RevPAR: Pro forma RevPAR increased 3.4 percent to $132.41 compared to the second quarter of 2023. Pro forma ADR increased 0.9 percent to $170.46 compared to the same period in 2023, and pro forma occupancy increased 2.4 percent to 77.7 percent.

•Same Store RevPAR: Same Store RevPAR increased 3.3 percent to $132.59 compared to the second quarter of 2023. Same store ADR increased 0.9 percent to $170.53 and same store occupancy increased 2.4 percent to 77.8 percent.

•Pro Forma Hotel EBITDA(1): Pro forma hotel EBITDA increased 7.0 percent to $73.1 million from $68.3 million in the same period in 2023. Pro forma hotel EBITDA margin expanded approximately 120 basis points to 38.0 percent.

•Same Store Hotel EBITDA(1): Same store hotel EBITDA increased 6.9 percent to $72.4 million from $67.7 million in the same period in 2023. Same store hotel EBITDA margin expanded approximately 118 basis points to 38.0 percent.

•Adjusted EBITDAre(1): Adjusted EBITDAre increased 5.7 percent to $55.9 million from $52.9 million in the second quarter of 2023.

•Adjusted FFO(1): Adjusted FFO increased 9.7 percent to $36.4 million, or $0.29 per diluted share, compared to $33.2 million, or $0.27 per diluted share, in the second quarter of 2023.

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Year-to-Date 2024 Summary

•Net Income: Net income attributable to common stockholders was $28.7 million, or $0.21 per diluted share, compared to a net loss of $6.0 million, or $0.06 per diluted share, in the same period of 2023.

•Pro forma RevPAR: Pro forma RevPAR increased 2.3 percent to $128.14 compared to the same period of 2023. Pro forma ADR decreased 0.2 percent to $171.52, and pro forma occupancy increased 2.5 percent to 74.7 percent.

•Same Store RevPAR: Same Store RevPAR increased 2.3 percent to $127.72 compared to the same period of 2023. Same store ADR decreased 0.2 percent to $170.99, and same store occupancy increased 2.5 percent to 74.7 percent.

•Pro Forma Hotel EBITDA(1): Pro forma hotel EBITDA increased 5.9 percent to $138.8 million from $131.0 million, and pro formal hotel EBITDA margin expanded 93 basis points to 37.2 percent.

•Same Store Hotel EBITDA(1): Same store hotel EBITDA increased 6.0 percent to $136.2 million from $128.5 million, and same store hotel EBITDA margin expanded 94 basis points to 37.0 percent.

•Adjusted EBITDAre(1): Adjusted EBITDAre increased 7.6 percent to $104.7 million from $97.3 million in the same period of 2023.

•Adjusted FFO(1): Adjusted FFO increased 11.7 percent to $66.4 million, or $0.54 per diluted share, compared to $59.4 million, or $0.49 per diluted share, in the same period of 2023.

The Company’s results for the three and six months ended June 30, 2024 and 2023 are as follows (in thousands, except per share amounts and metrics):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023

Net income (loss) attributable to common stockholders	$30,849	$(753)	$28,733	$(5,981)
Net income (loss) per diluted share	$0.23	$(0.01)	$0.21	$(0.06)
Total revenues	$193,903	$194,493	$382,045	$376,876
EBITDAre (1)	$69,755	$61,602	$130,954	$116,942
Adjusted EBITDAre (1)	$55,920	$52,896	$104,721	$97,323
FFO (1)	$34,934	$27,847	$60,422	$49,923
Adjusted FFO (1)	$36,370	$33,151	$66,366	$59,411
FFO per diluted share and unit (1) (2)	$0.28	$0.23	$0.49	$0.41
Adjusted FFO per diluted share and unit (1) (2)	$0.29	$0.27	$0.54	$0.49

Pro Forma (2)
RevPAR	$132.41	$128.10	$128.14	$125.28
RevPAR Growth	3.4%		2.3%
Hotel EBITDA	$73,095	$68,303	$138,752	$131,015
Hotel EBITDA Margin	38.0%	36.8%	37.2%	36.2%
Hotel EBITDA Margin Growth	120 bps		93 bps

Same Store (3)
RevPAR	$132.59	$128.38	$127.72	$124.82
RevPAR Growth	3.3%		2.3%
Hotel EBITDA	$72,387	$67,746	$136,205	$128,509
Hotel EBITDA Margin	38.0%	36.8%	37.0%	36.0%
Hotel EBITDA Margin Growth	118 bps		94 bps

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(1) See tables later in this press release for a discussion and reconciliation of net income (loss) to non-GAAP financial measures, including earnings before interest, taxes, depreciation, and amortization (“EBITDA”), EBITDAre, adjusted EBITDAre, funds from operations (“FFO”), FFO per diluted share and unit, adjusted FFO (“AFFO”), and AFFO per diluted share and unit, as well as a reconciliation of operating income (loss) to hotel EBITDA. See “Non-GAAP Financial Measures” at the end of this release.

(2) Unless stated otherwise in this release, all pro forma information includes operating and financial results for 96 hotels owned as of June 30, 2024, as if each hotel had been owned by the Company since January 1, 2023 and remained open for the entirety of the measurement period. As a result, all pro forma information includes operating and financial results for hotels acquired since January 1, 2023, which may include periods prior to the Company’s ownership. Pro forma and non-GAAP financial measures are unaudited.

(3) All same store information includes operating and financial results for 94 hotels owned as of June 30, 2024, and at all times during the three and six months ended June 30, 2024, and 2023.

Transaction Activity

During the quarter, the Company completed the sale of three hotels containing 529 guestrooms for a gross sales price of $84 million. The aggregate sales price for the transactions represented a blended 6.8 percent capitalization rate based on the estimated net operating income after a FF&E reserve for the full year 2024 and after consideration of approximately $13 million of foregone near-term required capital expenditures. Net proceeds from the transaction, which generated a net gain on sale of approximately $28.0 million, were used to repay debt and for other general corporate purposes.

Sold Hotels	Keys	Date	Price	Capex (1)	RevPAR
Courtyard & SpringHill Suites New Orleans Warehouse Arts District	410	April 2024	73,000	10,250	114
Hilton Garden Inn College Station	119	April 2024	11,000	2,975	86
Total	529		$ 84,000	$ 13,225	$108
(1) Reflects estimated near-term foregone capital expenditures for dispositions and near-term capital requirements for acquisitions.

Over the last fifteen months, the Company and its affiliates have sold nine hotels for a combined sales price of $131 million at a blended capitalization rate of approximately 5%, inclusive of an estimated $44 million of foregone capital needs, based on the trailing twelve month net operating income at the time of each sale. The combined RevPAR for the sold hotels was $87 which is a nearly 30% discount to the current pro forma portfolio. The Company’s disposition activity has facilitated nearly a full turn reduction in its Net Debt : Adjusted EBITDAre leverage ratio, enhanced the quality and growth profile of the portfolio, and significantly reduced near-term capital requirements.

Capital Markets and Balance Sheet

During the second quarter, the Company further deleveraged its balance sheet by repaying over $105 million of pro rata indebtedness with proceeds from asset sales and available cash on hand.

On a pro rata basis as of June 30, 2024, the Company had the following outstanding indebtedness and liquidity available:

•Outstanding debt of $1.1 billion with a weighted average interest rate of 4.73 percent. After giving effect to interest rate derivative agreements, $799.0 million, or 76 percent, of our outstanding debt had a fixed interest rate, and $254.3 million, or 24 percent, had a variable interest rate.

•Unrestricted cash and cash equivalents of $37.7 million.

•Total liquidity of $328.1 million, including unrestricted cash and cash equivalents and revolving credit facility availability.

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Common and Preferred Dividend Declaration

On July 25, 2024, the Company declared a quarterly cash dividend of $0.08 per share on its common stock and per common unit of limited partnership interest in Summit Hotel OP, LP. The quarterly dividend of $0.08 per share represents an annualized dividend yield of 5.2 percent, based on the closing price of shares of the common stock on July 26, 2024.

In addition, the Board of Directors declared a quarterly cash dividend of:

•     $0.390625 per share on its 6.25% Series E Cumulative Redeemable Preferred Stock
•     $0.3671875 per share on its 5.875% Series F Cumulative Redeemable Preferred Stock.
•     $0.328125 per unit on its 5.25% Series Z Cumulative Perpetual Preferred Units

The dividends are payable on August 30, 2024, to holders of record as of August 16, 2024.

2024 Outlook

The Company is revising its full year 2024 outlook to reflect a moderating RevPAR growth environment, particularly around peak summer travel periods as leisure trends continue to normalize. The revised Adjusted EBITDAre range incorporates a high-end that has been tightened and a slight decrease to the midpoint of the range as continued successful profitability initiatives and reduced expense growth have helped offset lower revenue growth expectations. The Adjusted FFO and Adjusted FFO per share ranges have been tightened with midpoints maintained.

The full year 2024 outlook is based on 96 lodging assets currently owned, 54 of which were wholly owned as of July 29, 2024. The updated outlook incorporates all transaction activity closed to date and there are no additional acquisitions, dispositions, or capital markets activities assumed in the Company’s full year 2024 outlook beyond the transactions already completed.

	FYE 2024 Outlook
	Low	High	Variance to Prior Midpoint	% Change to Prior Midpoint
Pro Forma RevPAR Growth (1)	1.00%	2.50%	(1.25)%	—%
Adjusted EBITDAre	$188,000	$196,000	$(2,000)	(1.0)%
Adjusted FFO	$112,000	$122,000	$—	—%
Adjusted FFO per Diluted Unit	$0.91	$0.99	$—	—%
Capital Expenditures, Pro Rata	$65,000	$85,000	$—	—%

(1) All pro forma information includes operating and financial results for 96 lodging assets owned as of July 29, 2024, as if each property had been owned by the Company since January 1, 2023 and will continue to be owned through the entire year ending December 31, 2024. As a result, the pro forma information includes operating and financial results for lodging assets acquired since January 1, 2023, which may include periods prior to the Company’s ownership. Pro forma and non-GAAP financial measures are unaudited.

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Second Quarter 2024 Earnings Conference Call

The Company will conduct its quarterly conference call on July 30, 2024, at 9:00 AM ET.

1.To access the conference call, please pre-register using this link. Registrants will receive a confirmation with dial-in details.

2.A live webcast of the conference call can be accessed using this link. A replay of the webcast will be available in the Investors section of the Company's website, www.shpreit.com, until October 31, 2024.

Supplemental Disclosures

In conjunction with this press release, the Company has furnished a financial supplement with additional disclosures on its website. Visit www.shpreit.com for more information. The Company has no obligation to update any of the information provided to conform to actual results or changes in portfolio, capital structure or future expectations.

About Summit Hotel Properties

Summit Hotel Properties, Inc. is a publicly traded real estate investment trust focused on owning premium-branded lodging facilities with efficient operating models primarily in the upscale segment of the lodging industry. As of July 29, 2024, the Company's portfolio consisted of 96 assets, 54 of which are wholly owned, with a total of 14,256 guestrooms located in 24 states.

For additional information, please visit the Company's website, www.shpreit.com, and follow on Twitter at @SummitHotel_INN and on Facebook at facebook.com/SummitHotelProperties.

Contact:
Adam Wudel
SVP – Finance & Capital Markets
Summit Hotel Properties, Inc.
(512) 538-2325

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Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan,” “likely,” “would” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections, or other forward-looking information. Examples of forward-looking statements include the following: the Company’s ability to realize growth from the deployment of renovation capital; projections of the Company’s revenues and expenses, capital expenditures or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions, dispositions, financings, redemptions or services; forecasts of the Company’s future financial performance and potential increases in average daily rate, occupancy, RevPAR, room supply and demand, EBITDAre, Adjusted EBITDAre, FFO and AFFO; the Company’s outlook with respect to pro forma RevPAR, pro forma RevPAR growth, RevPAR, RevPAR growth, AFFO, AFFO per diluted share and unit and renovation capital deployed; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”). Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

For information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC, and its quarterly and other periodic filings with the SEC. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

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Summit Hotel Properties, Inc. Condensed Consolidated Balance Sheets (In thousands)
	June 30, 2024	December 31, 2023
	(Unaudited)
ASSETS
Investments in lodging property, net	$2,702,038	$2,729,049
Investment in lodging property under development	3,955	1,451
Assets held for sale, net	9,715	73,740
Cash and cash equivalents	45,873	37,837
Restricted cash	6,766	9,931
Right-of-use assets, net	33,851	34,814
Trade receivables, net	27,967	21,348
Prepaid expenses and other	14,142	8,865
Deferred charges, net	6,357	6,659
Other assets	20,571	15,554
Total assets	$2,871,235	$2,939,248

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND EQUITY
Liabilities:
Debt, net of debt issuance costs	$1,345,492	$1,430,668
Lease liabilities, net	25,158	25,842
Accounts payable	6,637	4,827
Accrued expenses and other	84,412	81,215
Total liabilities	1,461,699	1,542,552

Redeemable non-controlling interests	50,219	50,219

Total stockholders’ equity	931,947	911,195
Non-controlling interests	427,370	435,282
Total equity	1,359,317	1,346,477
Total liabilities, redeemable non-controlling interests and equity	$2,871,235	$2,939,248

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Summit Hotel Properties, Inc. Condensed Consolidated Statements of Operations (Unaudited) (In thousands, except per share amounts)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Revenues:
Room	$173,025	$174,181	$340,456	$337,270
Food and beverage	10,069	10,269	20,902	20,899
Other	10,809	10,043	20,687	18,707
Total revenues	193,903	194,493	382,045	376,876

Expenses:
Room	38,044	38,788	74,017	74,697
Food and beverage	7,639	8,040	15,841	15,995
Other lodging property operating expenses	57,470	57,829	113,731	113,954
Property taxes, insurance and other	13,287	14,215	27,572	28,939
Management fees	4,434	4,992	9,331	9,797
Depreciation and amortization	36,458	37,510	73,257	74,418
Corporate general and administrative	8,704	9,100	17,015	17,099
Transaction costs	—	260	—	266
Recovery of credit losses	—	—	—	(250)
Total expenses	166,036	170,734	330,764	334,915
Gain (loss) on disposal of assets, net	28,342	(320)	28,417	(320)
Operating income	56,209	23,439	79,698	41,641

Other income (expense):
Interest expense	(20,830)	(22,248)	(42,412)	(43,157)
Interest income	565	411	1,023	717
Gain on extinguishment of debt	3,000	—	3,000	—
Other income, net	2,129	79	2,814	38
Total other expense, net	(15,136)	(21,758)	(35,575)	(42,402)
Income (loss) from continuing operations before income taxes	41,073	1,681	44,123	(761)
Income tax (expense) benefit	(2,375)	(791)	(2,592)	(319)
Net income (loss)	38,698	890	41,531	(1,080)
Less - (income) loss attributable to non-controlling interests	(3,224)	2,982	(3,546)	4,351
Net income attributable to Summit Hotel Properties, Inc. before preferred dividends	35,474	3,872	37,985	3,271
Less - Distributions to and accretion of redeemable non-controlling interests	(657)	(657)	(1,314)	(1,314)
Less - Preferred dividends	(3,968)	(3,968)	(7,938)	(7,938)
Net income (loss) attributable to common stockholders	$30,849	$(753)	28,733	(5,981)

Income (loss) per common share:
Basic	$0.29	$(0.01)	$0.27	$(0.06)
Diluted	$0.23	$(0.01)	$0.21	$(0.06)
Weighted-average common shares outstanding:
Basic	105,918	105,562	105,819	105,438
Diluted	149,451	105,562	149,112	105,438

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Summit Hotel Properties, Inc. Reconciliation of Net Income (Loss) to Non-GAAP Measures - Funds From Operations (Unaudited) (In thousands, except per share and unit amounts)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Net income (loss)	$38,698	$890	$41,531	$(1,080)
Preferred dividends	(3,968)	(3,968)	(7,938)	(7,938)
Distributions to and accretion of redeemable non-controlling interests	(657)	(657)	(1,314)	(1,314)
Loss related to non-controlling interest in consolidated joint ventures	1,375	2,971	737	3,651
Net income (loss) applicable to Common Stock and Common Units	35,448	(764)	33,016	(6,681)
Real estate-related depreciation	35,266	36,327	70,869	72,054
(Gain) loss on disposal of assets and other dispositions, net	(28,342)	320	(28,417)	368
Adjustments related to non-controlling interests in consolidated joint ventures	(7,438)	(8,036)	(15,046)	(15,818)
FFO applicable to Common Stock and Common Units	34,934	27,847	60,422	49,923
Recoveries of credit losses	—	—	—	(250)
Amortization of debt issuance costs	1,621	1,386	3,240	2,785
Amortization of franchise fees	161	144	325	286
Amortization of intangible assets, net	911	919	1,822	1,822
Equity-based compensation	2,635	2,578	4,483	4,046
Transaction costs and other	—	18	—	24
Debt transaction costs	17	241	581	328
Gain on extinguishment of debt	(3,000)	—	(3,000)	—
Non-cash interest income, net (1)	(133)	(133)	(266)	(263)
Non-cash lease expense, net	149	129	222	262
Casualty (gain) loss	(607)	935	(881)	1,471
Other non-cash items, net	50	—	359	768
Adjustments related to non-controlling interests in consolidated joint ventures	(368)	(913)	(941)	(1,791)
AFFO applicable to Common Stock and Common Units	$36,370	$33,151	$66,366	$59,411
FFO per share of Common Stock and Common Units	$0.28	$0.23	$0.49	$0.41
AFFO per share of Common Stock and Common Units	$0.29	$0.27	$0.54	$0.49
Weighted-average diluted shares of Common Stock and Common Units:
FFO and AFFO (2)	123,834	122,432	123,664	122,223

(1) Non-cash interest income relates to the amortization of the discount on a note receivable. The discount on the note receivable was recorded at inception of the related loan based on the estimated value of the embedded purchase option in the note receivable.

(2) The Company includes the outstanding OP units issued by Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company because the OP units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

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Summit Hotel Properties, Inc. Reconciliation of Weighted Average Diluted Common Shares (Unaudited) (In thousands)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Weighted-average shares of Common Stock outstanding	105,918	105,562	105,819	105,438
Dilutive effect of unvested restricted stock awards	1,072	29	1,000	122
Dilutive effect of performance stock awards	896	—	896	—
Dilutive effect of Common Units of Operating Partnership	15,948	15,977	15,949	15,977
Dilutive effect of shares of Common Stock issuable upon conversion of convertible debt	25,617	24,540	25,448	24,433
Adjusted weighted diluted shares of Common Stock	149,451	146,108	149,112	145,970

Non-GAAP adjustment for dilutive effects of restricted stock awards	—	864	—	686
Non-GAAP adjustment for dilutive effect of shares of Common Stock issuable upon conversion of convertible debt	(25,617)	(24,540)	(25,448)	(24,433)
Non-GAAP weighted diluted share of Common Stock and Common Units	123,834	122,432	123,664	122,223

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Summit Hotel Properties, Inc. Reconciliation of Net Income (Loss) to Non-GAAP Measures - EBITDAre (Unaudited) (In thousands)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Net income (loss)	$38,698	$890	$41,531	$(1,080)
Depreciation and amortization	36,458	37,510	73,257	74,418
Interest expense	20,830	22,248	42,412	43,157
Interest income on cash deposits	(264)	(157)	(421)	(240)
Income tax expense	2,375	791	2,592	319
EBITDA	98,097	61,282	159,371	116,574
(Gain) loss on disposal of assets and other dispositions, net	(28,342)	320	(28,417)	368
EBITDAre	69,755	61,602	130,954	116,942
Recoveries of credit losses	—	—	—	(250)
Amortization of key money liabilities	(121)	(121)	(242)	(257)
Equity-based compensation	2,635	2,578	4,483	4,046
Transaction costs and other	—	18	—	24
Debt transaction costs	17	241	581	328
Gain on extinguishment of debt	(3,000)	—	(3,000)	—
Non-cash interest income, net (1)	(133)	(133)	(266)	(263)
Non-cash lease expense, net	149	129	222	262
Casualty (gain) loss	(607)	935	(881)	1,471
Loss related to non-controlling interest in consolidated joint ventures	1,375	2,971	737	3,651
Other non-cash items, net	50	—	362	705
Adjustments related to non-controlling interests in consolidated joint ventures	(14,200)	(15,324)	(28,229)	(29,336)
Adjusted EBITDAre	$55,920	$52,896	$104,721	$97,323

(1) Non-cash interest income relates to the amortization of the discount on a note receivable. The discount on the note receivable was recorded at inception of the related loan based on the estimated value of the embedded purchase option in the note receivable.

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Summit Hotel Properties, Inc. Pro Forma Hotel Operating Data (Unaudited) (Dollars in thousands)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
Pro Forma Operating Data	2024	2023	2024	2023
Pro forma room revenue	$171,776	$166,170	$332,481	$323,245
Pro forma other hotel operations revenue	$20,739	$19,619	$40,927	$38,366
Pro forma total revenues	192,515	185,789	373,408	361,611
Pro forma total hotel operating expenses	$119,420	$117,486	$234,656	$230,596
Pro forma hotel EBITDA	73,095	68,303	138,752	131,015
Pro forma hotel EBITDA Margin	38.0%	36.8%	37.2%	36.2%

Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures

Revenue:
Total revenues	$193,903	$194,493	$382,045	$376,876
Total revenues - acquisitions (1)	—	1,278	—	4,716
Total revenues - dispositions (2)	(1,388)	(9,982)	(8,637)	(19,981)
Pro forma total revenues	192,515	185,789	373,408	361,611

Hotel Operating Expenses:
Hotel operating expenses	$120,874	$123,864	$240,492	$243,382
Hotel operating expenses - acquisitions (1)	1	790	1	2,279
Hotel operating expenses - dispositions (2)	(1,455)	(7,168)	(5,837)	(15,065)
Pro forma hotel operating expense	119,420	117,486	234,656	230,596

Hotel EBITDA:
Operating income	56,209	23,439	79,698	41,641
(Gain) loss on disposal of assets and other dispositions, net	(28,342)	320	(28,417)	320
Recoveries of credit losses	—	—	—	(250)
Transaction costs	—	260	—	266
Corporate general and administrative	8,704	9,100	17,015	17,099
Depreciation and amortization	36,458	37,510	73,257	74,418
Hotel EBITDA	73,029	70,629	141,553	133,494
Hotel EBITDA - acquisitions (1)	(709)	(69)	(2,547)	(69)
Hotel EBITDA - dispositions (2)	67	(2,814)	(2,801)	(4,916)
Same Store hotel EBITDA	$72,387	$67,746	$136,205	$128,509
Hotel EBITDA - acquisitions (3)	708	557	2,547	2,506
Pro forma hotel EBITDA	$73,095	$68,303	$138,752	$131,015

(1) For any hotels acquired by the Company after July 1, 2023 (the “Acquired Hotels”), the Company has excluded the financial results of each of the Acquired Hotels for the period the Acquired Hotels were purchased by the Company to June 30, 2024 (the “Acquisition Period”) in determining same-store hotel EBITDA.

(2) For hotels sold by the Company between July 1, 2023, and June 30, 2024 (the “Disposed Hotels”), the Company has excluded the financial results of each of the Disposed Hotels for the period beginning on January 1, 2023, and ending on the date the Disposed Hotels were sold by the Company (the “Disposition Period”) in determining same-store hotel EBITDA.

(3) Unaudited pro forma information includes operating results for 96 hotels owned as of June 30, 2024, as if all such hotels had been owned by the Company since January 1, 2023. For hotels acquired by the Company after January 1, 2023 (the “Acquired Hotels”), the Company has included in the pro forma information the financial results of each of the Acquired Hotels for the period from January 1, 2023, to June 30, 2024. The financial results for the Acquired Hotels include information provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

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Summit Hotel Properties, Inc. Pro Forma Hotel Operating Data (Unaudited) (In thousands, except operating statistics)
					Trailing Twelve
	2023		2024		Months Ended
Pro Forma Operating Data (1)	Q3	Q4	Q1	Q2	June 30, 2024
Pro forma room revenue	$157,247	$150,382	$160,705	$171,776	$640,110
Pro forma other hotel operations revenue	19,617	19,861	20,188	20,739	80,405
Pro forma total revenues	176,864	170,243	180,893	192,515	720,515
Pro forma total hotel operating expenses	115,348	110,014	115,236	119,420	460,018
Pro forma hotel EBITDA	61,516	60,229	65,657	73,095	260,497
Pro forma hotel EBITDA Margin	34.8%	35.4%	36.3%	38.0%	36.2%

Pro Forma Statistics (1)
Rooms sold	977,432	926,797	930,768	1,007,709	3,842,706
Rooms available	1,311,521	1,311,552	1,297,296	1,297,296	5,217,665
Occupancy	74.5%	70.7%	71.7%	77.7%	73.6%
ADR	$160.88	$162.26	$172.66	$170.46	$166.58
RevPAR	$119.90	$114.66	$123.88	$132.41	$122.68

Actual Statistics
Rooms sold	1,014,851	970,959	969,479	1,014,864	3,970,153
Rooms available	1,383,189	1,381,867	1,351,150	1,306,712	5,422,918
Occupancy	73.4%	70.3%	71.8%	77.7%	73.2%
ADR	$159.35	$161.78	$172.70	$170.49	$166.05
RevPAR	$116.91	$113.67	$123.92	$132.41	$121.57

Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures

Revenue:
Total revenues	$181,816	$177,435	$188,142	$193,903	$741,296
Total revenues - acquisitions (1)	—	—	—	—	—
Total revenues - dispositions (2)	(4,952)	(7,192)	(7,249)	(1,388)	(20,781)
Pro forma total revenues	176,864	170,243	180,893	192,515	720,515

Hotel Operating Expenses:
Hotel operating expenses	119,566	115,157	119,618	120,874	475,215
Hotel operating expenses - acquisitions (1)	—	—	—	1	1
Hotel operating expenses - dispositions (2)	(4,218)	(5,143)	(4,382)	(1,455)	(15,198)
Pro forma hotel operating expenses	115,348	110,014	115,236	119,420	460,018

Hotel EBITDA:
Operating income	16,476	428	23,489	56,209	96,602
Loss (gain) on disposal of assets, net	16	1	(75)	(28,342)	(28,400)
Loss on impairment and write-off of assets	—	16,661	—	—	16,661
Recoveries of credit losses	(250)	(730)	—	—	(980)
Hotel acquisition and transition costs	—	(11)	—	—	(11)
Corporate general and administrative	8,126	7,305	8,311	8,704	32,446
Depreciation and amortization	37,882	38,624	36,799	36,458	149,763
Hotel EBITDA	62,250	62,278	68,524	73,029	266,081
Hotel EBITDA - acquisitions (1)	(505)	(876)	(1,838)	(709)	(3,928)
Hotel EBITDA - dispositions (2)	(734)	(2,049)	(2,868)	67	(5,584)
Same store hotel EBITDA	61,011	59,353	63,818	72,387	256,569
Hotel EBITDA - acquisitions (3)	505	876	1,839	708	3,928
Pro forma hotel EBITDA	$61,516	$60,229	$65,657	$73,095	$260,497

(1) For any hotels acquired by the Company after January 1, 2024 (the “Acquired Hotels”), the Company has excluded the financial results of each of the Acquired Hotels for the period the Acquired Hotels were purchased by the Company to June 30, 2024 (the “Acquisition Period”) in determining same-store hotel EBITDA.

(2) For hotels sold by the Company between January 1, 2024, and June 30, 2024 (the “Disposed Hotels”), the Company has excluded the financial results of each of the Disposed Hotels for the period beginning on July 1, 2023 and ending on the date the Disposed Hotels were sold by the Company (the “Disposition Period”) in determining same-store hotel EBITDA.

(3) Unaudited pro forma information includes operating results for 96 hotels owned as of June 30, 2024, as if all such hotels had been owned by the Company since January 1, 2024. For hotels acquired by the Company after October 1, 2023 (the “Acquired Hotels”), the Company has included in the pro forma information the financial results of each of the Acquired Hotels for the period from October 1, 2023, to June 30, 2024. The financial results for the Acquired Hotels include information provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

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Summit Hotel Properties, Inc. Pro Forma and Same Store Data (Unaudited)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Pro Forma (1)
Rooms sold	1,007,709	983,908	1,938,477	1,880,927
Rooms available	1,297,296	1,297,205	2,594,592	2,580,155
Occupancy	77.7%	75.8%	74.7%	72.9%
ADR	$170.46	$168.89	$171.52	$171.85
RevPAR	$132.41	$128.10	$128.14	$125.28

Occupancy change	2.4%		2.5%
ADR change	0.9%		(0.2)%
RevPAR change	3.4%		2.3%

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Same-Store (2)
Rooms sold	996,856	973,841	1,915,240	1,858,252
Rooms available	1,282,099	1,282,008	2,564,198	2,549,928
Occupancy	77.8%	76.0%	74.7%	72.9%
ADR	$170.53	$169.01	$170.99	$171.27
RevPAR	$132.59	$128.38	$127.72	$124.82

Occupancy change	2.4%		2.5%
ADR change	0.9%		(0.2)%
RevPAR change	3.3%		2.3%

(1) Unaudited pro forma information includes operating results for 96 hotels owned as of June 30, 2024, as if each hotel had been owned by the Company since January 1, 2023. As a result, these pro forma operating and financial measures include operating results for certain hotels for periods prior to the Company’s ownership.

(2) Same-store information includes operating results for 94 hotels owned by the Company as of January 1, 2023, and at all times during the three and six months ended June 30, 2024, and 2023.

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Summit Hotel Properties, Inc. Reconciliation of Net Income to Non-GAAP Measures - EBITDA for Financial Outlook (in thousands) (Unaudited)

	Low	High
Net income	$33,800	$46,100
Depreciation and amortization	147,900	147,900
Interest expense	83,000	82,800
Interest income	(400)	(400)
Income tax expense	2,800	2,800
EBITDA	$267,100	$279,200
Gain on disposal of assets and other dispositions, net	(28,400)	(28,400)
EBITDAre	$238,700	$250,800
Equity-based compensation	8,300	8,300
Debt transaction costs	(2,200)	(2,200)
Other non-cash items, net	(10,800)	(10,800)
Loss related to non-controlling interests in consolidated joint ventures	3,700	1,400
Adjustments related to non-controlling interests in consolidated joint ventures	(49,700)	(51,500)
Adjusted EBITDAre	$188,000	$196,000

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Summit Hotel Properties, Inc. Reconciliation of Net Income to Non-GAAP Measures – Funds From Operations for Financial Outlook (in thousands except per share and unit) (Unaudited)

	FYE 2024 Outlook
	Low	High
Net income	$33,800	$46,100
Preferred dividends	(15,900)	(15,900)
Distributions to and accretion of redeemable non-controlling interests	(2,600)	(2,600)
Loss related to non-controlling interests in consolidated joint ventures	3,700	1,400
Net income applicable to Common Stock and Common Units	$19,000	$29,000
Real estate-related depreciation	145,200	145,200
Gain on disposal of assets and other dispositions, net	(28,400)	(28,400)
Adjustments related to non-controlling interests in consolidated joint ventures	(31,600)	(31,600)
FFO applicable to Common Stock and Common Units	$104,200	$114,200
Amortization of debt issuance costs	6,500	6,500
Amortization of franchise fees	600	600
Equity-based compensation	8,300	8,300
Debt transaction costs	(2,200)	(2,200)
Other non-cash items, net	(8,800)	(8,800)
Adjustments related to non-controlling interests in consolidated joint ventures	3,400	3,400
AFFO applicable to Common Stock and Common Units	$112,000	$122,000
Weighted average diluted shares of Common Stock and Common Units for FFO and AFFO	122,900	122,900
FFO per Common Stock and Common Units	$0.85	$0.93
AFFO per Common Stock and Common Units	$0.91	$0.99

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Non-GAAP Financial Measures

We disclose certain “non-GAAP financial measures,” which are measures of our historical financial performance. Non-GAAP financial measures are financial measures not prescribed by Generally Accepted Accounting Principles ("GAAP"). These measures are as follows: (i) Funds From Operations (“FFO”) and Adjusted Funds from Operations ("AFFO"), (ii) Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Earnings before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre"), Adjusted EBITDAre, and hotel EBITDA (as described below). We caution investors that amounts presented in accordance with our definitions of non-GAAP financial measures may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP financial measures in the same manner. Our non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of our operating performance. Our non-GAAP financial measures may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, debt service obligations and other commitments and uncertainties. Although we believe that our non-GAAP financial measures can enhance the understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily better indicators of any trend as compared to a comparable measure prescribed by GAAP such as net income (loss).

Funds From Operations (“FFO”) and Adjusted FFO (“AFFO”)

As defined by Nareit, FFO represents net income or loss (computed in accordance with GAAP), excluding preferred dividends, gains (or losses) from sales of real property, impairment losses on real estate assets, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization related to real estate assets, and adjustments for unconsolidated partnerships, and joint ventures. AFFO represents FFO excluding amortization of deferred financing costs, franchise fees, equity-based compensation expense, debt transaction costs, premiums on redemption of preferred shares, losses from net casualties, non-cash lease expense, non-cash interest income and non-cash income tax related adjustments to our deferred tax assets. Unless otherwise indicated, we present FFO and AFFO applicable to our common shares and common units. We present FFO and AFFO because we consider FFO and AFFO an important supplemental measure of our operational performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs, many of which present FFO and AFFO when reporting their results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO and AFFO exclude depreciation and amortization related to real estate assets, gains and losses from real property dispositions and impairment losses on real estate assets, FFO and AFFO provide performance measures that, when compared year over year, reflect the effect to operations from trends in occupancy, guestroom rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. Our computation of FFO differs slightly from the computation of Nareit-defined FFO related to the reporting of corporate depreciation and amortization expense. Our computation of FFO may also differ from the methodology for calculating FFO used by other equity REITs and, accordingly, may not be comparable to such other REITs. FFO and AFFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Where indicated in this release, FFO is based on our computation of FFO and not the computation of Nareit-defined FFO unless otherwise noted.

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EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA

In September 2017, Nareit proposed a standardized performance measure, called EBITDAre, which is based on EBITDA and is expected to provide additional relevant information about REITs as real estate companies in support of growing interest among generalist investors. The conclusion was reached that, while dedicated REIT investors have long been accustomed to utilizing the industry’s supplemental measures such as FFO and net operating income (“NOI”) to evaluate the investment quality of REITs as real estate companies, it would be helpful to generalist investors for REITs as real estate companies to also present EBITDAre as a more widely known and understood supplemental measure of performance. EBITDAre is intended to be a supplemental non-GAAP performance measure that is independent of a company’s capital structure and will provide a uniform basis for one measurement of the enterprise value of a company compared to other REITs.

EBITDAre, as defined by Nareit, is calculated as EBITDA, excluding: (i) loss and gains on disposition of property and (ii) asset impairments, if any. We believe EBITDAre is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results.

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional non-recurring or unusual items described below provides useful supplemental information to investors regarding our ongoing operating performance. We believe that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income, is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results.

With respect to hotel EBITDA, we believe that excluding the effect of corporate-level expenses and non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe the property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

We caution investors that amounts presented in accordance with our definitions of EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA should not be considered as an alternative measure of our net income (loss) or operating performance. EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily a better indicator of any trend as compared to a comparable GAAP measure such as net income (loss). Above, we include a quantitative reconciliation of EBITDA, EBITDAre, adjusted EBITDAre and hotel EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss) and operating income (loss).

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